Exhibit 23.4

LEE KEELING AND ASSOCIATES, INC.

PETROLEUM CONSULTANTS

First Place Tower

15 East Fifth Street • Suite 3500

Tulsa, Oklahoma 74103-4350

(918) 587-5521 • Fax: (918) 587-2881

February 27, 2012

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, OK 73102

Ladies and Gentlemen:

We hereby consent to the use by SandRidge Energy, Inc. (the “Company”) in its Annual Report on Form 10-K for the year ended December 31, 2011, filed with the U.S. Securities and Exchange Commission on or about February 27, 2012, including any amendments thereto, of our name and to the inclusion therein of references to our “Estimated Proved Reserves and Future Net Cash Flow Constant Pricing of SandRidge Energy, Inc. Effective December 31, 2011”; “Estimated Proved Reserves and Future Net Cash Flow Constant Pricing of SandRidge Energy, Inc. Effective December 31, 2010”; and “Estimated Proved Reserves and Future Net Cash Flow Constant Pricing of SandRidge Energy, Inc. Effective December 31, 2009” and to the incorporation by reference thereof into the Company’s Registration Statements on Form S-3 Form S-3 (File Nos. 333-158556, 333-158554 and 333-173185) and Registration Statements on Form S-8 (File Nos. 333-160527, 333-155441 and 333-148299).

LEE KEELING AND ASSOCIATES, INC.

By:

Tulsa, Oklahoma

February 27, 2012